Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports First Quarter Fiscal 2025 Financial Results

Company Delivers Revenue, Margin and Earnings Ahead of its Expectations

•Revenue of $5.2 billion increased 9.8% as reported, 9.6% currency-neutral and 3.9% organic
•GAAP and adjusted diluted EPS of $1.04 and $3.43 grew 8.3% and 28.0%, respectively
•BD completes $750 million share repurchase to date in FY25
•Company increases FY25 adjusted diluted EPS guidance at the midpoint while absorbing translational currency1

FRANKLIN LAKES, NJ (February 5, 2025) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2025 first quarter which ended December 31, 2024.

“We delivered strong operational performance in Q1, with revenue growth, margin expansion and earnings per share all ahead of our expectations,” said Tom Polen, chairman, CEO and president of BD. “We continue to transform our company through BD 2025, and our intention to separate Biosciences and Diagnostic Solutions builds on the strong foundation and momentum of our strategy. This separation is designed to unlock significant value for both ‘New BD’ and Biosciences and Diagnostic Solutions as each focuses on maximizing growth, delivering leading innovation and operational excellence in their respective markets. Our talented teams continue to drive solid execution of BD 2025 and meaningful innovation in these businesses and across BD.”

1 BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure. See the discussion below under "Assumptions and Outlook for Full Year Fiscal 2025."

Recent Business Highlights

•The company announced the BD board authorized the repurchase of up to 10 million shares of BD common stock in addition to the shares that remain available under the board's previous authorization in 2021.
•BD Medical:
•The Medication Delivery Solutions business unit announced:
◦Additional investments in its U.S. manufacturing network to add capacity for critical medical devices, including syringes, needles and IV catheters, to meet the ongoing needs of the nation's health care system.

◦Carilion Clinic is the first health system in Virginia to offer needle-free in-patient blood draws using the BD® PIVO™ Pro Needle-free Blood Collection Device, redefining the standard of care for patients and delivering on the vision of a "One-Stick Patient Experience."
•BD Life Sciences:
•The Specimen Management business unit announced an expansion of innovative fingertip blood testing for use by U.S. health systems and other large provider networks in settings like urgent cares, doctor offices and other ambulatory care settings. This blood testing process integrates BD's MiniDraw™ Capillary Blood Collection System with Babson's BetterWay technologies.
•The Diagnostic Solutions business unit announced the BD Onclarity™ HPV Assay has officially been added to the American Society for Colposcopy and Cervical Pathology (ASCCP) Enduring Risk-Based Management Guidelines, due to its ability to individually identify more high-risk types of HPV than any other test on the market. The company also announced the assay will be used in a first of its kind Human Papillomavirus (HPV) self-collection study to improve cervical cancer screening in underserved communities. The BD Onclarity™ HPV Assay was approved earlier this year by the U.S. Food and Drug Administration (FDA) for HPV self-collection screening in health care settings.
•The Biosciences business unit announced a collaboration with Biosero to enable robotic integration with BD flow cytometers to accelerate drug discovery and development.

First Quarter Fiscal 2025 Operating Results

	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
(Millions of dollars, except per share amounts)	2024	2023
Revenues	$5,168	$4,706	9.8%	9.6%	3.9%

Reported Diluted Earnings per Share	$1.04	$0.96	8.3%	7.3%
Adjusted Diluted Earnings per Share[1]	$3.43	$2.68	28.0%	27.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2024	2023
United States	$3,080	$2,749	12.0%	12.0%

International	$2,089	$1,957	6.7%	6.3%

Total Revenues	$5,168	$4,706	9.8%	9.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
Segment Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
	2024	2023
BD Medical	$2,615	$2,230	17.3%	17.1%	5.0%

BD Life Sciences	$1,297	$1,288	0.7%	0.5%	0.5%

BD Interventional	$1,257	$1,188	5.8%	5.5%	5.5%

Total Revenues	$5,168	$4,706	9.8%	9.6%	3.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS) and Pharmaceutical Systems (PS) business units, and the Advanced Patient Monitoring (APM) business unit. BD Medical performance reflects the revenue contribution from APM, which was formed upon the closing of the acquisition of Critical Care from Edwards Lifesciences on September 3, 2024. BD Medical organic revenue growth was led by MDS and MMS.
•MDS performance reflects increased volumes and share gains in Vascular Access Management and strong performance in hypodermic products.
•MMS performance reflects double-digit growth in Infusion driven by BD Alaris™ that was partially offset by capital seasonality and the prior-year comparisons in Dispensing Solutions and Pharmacy Automation.
•PS performance reflects timing in Biologics and transitory market dynamics that resulted in lower demand for prefillable syringes.

The BD Life Sciences segment includes the Specimen Management (SM), Diagnostic Solutions (DS) and Biosciences (BDB) business units. BD Life Sciences revenue growth was driven by performance in SM and DS.
•SM performance reflects broad volume strength across the BD Vacutainer™ portfolio and customer upgrades to clinically differentiated, higher-value products.
•DS performance reflects strength in BD Kiestra™ Lab Automation and BD MAX™ IVD that was partially offset by the delayed start to the U.S. respiratory season.
•BDB performance reflects transitory market dynamics that resulted in lower demand for research solutions in China and the U.S. as expected, partially offset by licensing revenue and double-digit growth in U.S. clinical solutions.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional revenue growth was driven by performance across the segment.
•Surgery performance reflects double-digit growth in Infection Prevention and Phasix™ hernia resorbable scaffold.
•PI performance reflects strong growth in the Peripheral Vascular Disease and End Stage Kidney Disease portfolios that was partially offset by the expected impact of volume-based procurement in China, primarily in our Oncology business.
•UCC performance reflects double-digit growth in the PureWick™ franchise with continued adoption of the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2025

The company provided the following guidance with respect to fiscal 2025.

The company updated its fiscal 2025 guidance to reflect strong operational performance in its fiscal first quarter and confidence in its full-year outlook. The company increased its Adjusted Diluted EPS guidance to a range of $14.30 to $14.60, which reflects growth of 10% at the midpoint. This reflects an operational increase of $0.175 compared to its previously issued guidance, which is enabling it to absorb the estimated impact of incremental translational foreign currency of $0.15.

	Fiscal 2025 Guidance as of February 5, 2025	Fiscal 2025 Guidance as of November 7, 2024
GAAP Revenues	~$21.7 to $21.9 billion	~$21.9 to $22.1 billion
GAAP Revenue Growth	7.9% to 8.4%	8.9% to 9.4%
Adjusted Revenue Growth (FXN)	8.8% to 9.3%	8.8% to 9.3%
Organic Revenue Growth (FXN)	4.0% to 4.5%	4.0% to 4.5%

Adjusted Diluted EPS	$14.30 to $14.60	$14.25 to $14.60
Adjusted Diluted EPS Growth	~8.8% to 11.0%	~8.5% to 11.0%

BD's outlook for fiscal 2025 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its first fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2025 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our estimated adjusted revenue growth and organic revenue growth for our 2025 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2025 fiscal year in relation to our underlying 2024 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast tomorrow for the public, investors, analysts, and news media to discuss its first quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, February 6, 2025. Accompanying slides are available on BD’s website, www.bd.com/investors. The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-2486 (domestic) and 402-220-7223 (international) through the close of business on Thursday, February 13, 2025. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral and organic basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the first quarter of fiscal year 2025, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, spin-off related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the first quarter of fiscal year 2025 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
***
This press release and accompanying audio webcast on February 6, 2025 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; product efficacy or safety concerns or non-compliance with applicable regulatory requirements (such as non-compliance of our products with registration requirements resulting from modifications to such products, or other factors, including with respect to BD Alaris™ pumps and related sets and BD Vacutainer™) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers; changes to legislation or regulations impacting the U.S. or foreign healthcare systems, changes in medical practices or in patient preferences, potential cuts or freezes in governmental research or other healthcare spending, or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; new or changing laws and regulations impacting our business (including the imposition of tariffs, such as those relating to China, Mexico, or other countries and regions in which we do business, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade, including import and export licensing requirements, or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; increased labor costs and labor shortages or disputes; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); the issuance of new or revised accounting standards; risks associated with the impact, timing or terms of the contemplated separation of BD’s Biosciences and Diagnostic Solutions business; risks associated with the expected benefits and costs of the contemplated separation, including the risk that the expected benefits of the separation will not be realized within the expected time frame, in full or at all, and the risk that any conditions to the separation will not be satisfied and/or that the separation will not be completed within the anticipated time frame, on the anticipated terms or at all; the risk that any consents or approvals required in connection with the contemplated separation will not be received or obtained within the expected time frame, on the expected terms or at all; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the contemplated separation will exceed BD’s estimates; the impact of the contemplated separation on BD’s businesses and the risk that the contemplated separation may be more difficult, time-consuming or costly than expected, including the impact on BD’s resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the contemplated separation will in fact be completed, in the manner described or at all. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2024	2023	% Change
REVENUES	$5,168	$4,706	9.8

Cost of products sold	2,933	2,679	9.5
Selling and administrative expense	1,318	1,213	8.7
Research and development expense	343	290	18.2
Integration, restructuring and transaction expense	92	75	23.9
Other operating expense, net	28	11	168.8
TOTAL OPERATING COSTS AND EXPENSES	4,715	4,267	10.5
OPERATING INCOME	453	439	3.2

Interest expense	(155)	(111)	39.2
Interest income	23	34	(33.5)
Other expense, net	(16)	(4)	(279.8)
INCOME BEFORE INCOME TAXES	306	359	(14.7)
Income tax provision	3	77	(96.4)
NET INCOME	303	281	7.8

Basic Earnings per Share	$1.05	$0.97	8.2
Diluted Earnings per Share	$1.04	$0.96	8.3

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,505	290,113
Diluted	290,389	291,398

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	December 31, 2024	September 30, 2024
	(Unaudited)
ASSETS
Cash and equivalents	$711	$1,717
Restricted cash	102	139
Short-term investments	17	445
Trade receivables, net	2,638	3,033
Inventories	3,860	3,843
Prepaid expenses and other	1,331	1,292
TOTAL CURRENT ASSETS	8,659	10,468
Property, plant and equipment, net	6,602	6,821
Goodwill and other intangibles, net	36,817	37,383
Other assets	2,586	2,615
TOTAL ASSETS	$54,665	$57,286
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,318	$2,170
Other current liabilities	6,347	6,786
Long-term debt	17,440	17,940
Long-term employee benefit obligations	939	942
Deferred income taxes and other liabilities	3,418	3,558
Shareholders’ equity	25,205	25,890
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,665	$57,286

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$303	$281
Depreciation and amortization	607	561
Change in operating assets and liabilities and other, net	(217)	13
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	693	855
INVESTING ACTIVITIES
Capital expenditures	(105)	(116)
Acquisitions, net of cash acquired	(8)	—
Maturities and sales of investments	411	—
Other, net	(94)	(116)
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	204	(233)
FINANCING ACTIVITIES
Change in short-term debt	75	—
Payments of debt	(875)	—
Repurchases of common stock	(750)	(500)
Dividends paid	(302)	(275)
Other, net	(76)	(87)
NET CASH USED FOR FINANCING ACTIVITIES	(1,928)	(862)
Net cash used for operating activities of discontinued operations	—	(14)
Effect of exchange rate changes on cash and equivalents and restricted cash	(12)	7
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(1,043)	(247)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,856	1,481
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$813	$1,234

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$694	$639	8.6
Medication Management Solutions	659	594	11.0
Pharmaceutical Systems	104	127	(18.5)
Advanced Patient Monitoring	159	—	NM
TOTAL	$1,615	$1,360	18.7

BD LIFE SCIENCES
Specimen Management (1)	$238	$234	2.0
Diagnostic Solutions (1)	212	210	1.0
Biosciences	153	143	6.6
TOTAL	$603	$587	2.8

BD INTERVENTIONAL
Surgery	$303	$280	8.0
Peripheral Intervention	253	234	7.8
Urology and Critical Care	306	287	6.6
TOTAL	$861	$802	7.4

TOTAL UNITED STATES	$3,080	$2,749	12.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$430	$413	$1	4.3	4.1
Medication Management Solutions	142	153	2	(6.9)	(8.2)
Pharmaceutical Systems	314	304	—	3.2	3.2
Advanced Patient Monitoring	113	—	1	NM	NM
TOTAL	$999	$870	$3	14.9	14.5

BD LIFE SCIENCES
Specimen Management (1)	$223	$213	$—	4.8	4.7
Diagnostic Solutions (1)	262	256	1	2.2	1.9
Biosciences	208	232	1	(10.1)	(10.7)
TOTAL	$694	$701	$2	(1.1)	(1.4)

BD INTERVENTIONAL
Surgery	$92	$88	$1	4.1	2.9
Peripheral Intervention	220	220	1	0.2	(0.4)
Urology and Critical Care	83	78	1	6.8	5.4
TOTAL	$396	$386	$4	2.4	1.5

TOTAL INTERNATIONAL	$2,089	$1,957	$9	6.7	6.3
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,124	$1,052	$1	6.9	6.8
Medication Management Solutions	801	747	2	7.3	7.1
Pharmaceutical Systems	418	431	—	(3.2)	(3.2)
Advanced Patient Monitoring	271	—	1	NM	NM
TOTAL	$2,615	$2,230	$3	17.3	17.1

BD LIFE SCIENCES
Specimen Management (1)	$462	$447	$—	3.3	3.3
Diagnostic Solutions (1)	474	467	1	1.7	1.5
Biosciences	361	375	1	(3.7)	(4.1)
TOTAL	$1,297	$1,288	$2	0.7	0.5

BD INTERVENTIONAL
Surgery	$395	$369	$1	7.0	6.8
Peripheral Intervention	473	454	1	4.1	3.8
Urology and Critical Care	389	365	1	6.6	6.3
TOTAL	$1,257	$1,188	$4	5.8	5.5

TOTAL REVENUES	$5,168	$4,706	$9	9.8	9.6
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
TOTAL REVENUES	$5,168	$4,706	$9	9.8	9.6
Less: Inorganic revenue adjustment (1)	271	—	1	NM	NM
Organic Revenue	$4,897	$4,706	$8	4.1	3.9

BD MEDICAL REVENUES	$2,615	$2,230	$3	17.3	17.1
Less: Inorganic revenue adjustment (1)	271	—	1	NM	NM
BD Medical Organic Revenue	$2,343	$2,230	$3	5.1	5.0
"NM" denotes that the percentage change is not meaningful.
(1) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2024	2023	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$1.04	$0.96	$0.08	$0.01	$0.07	8.3%	7.3%
Purchase accounting adjustments ($570 million and $362 million pre-tax, respectively) (1)	1.96	1.24		—
Integration costs ($24 million and $5 million pre-tax, respectively) (2)	0.08	0.02		—
Restructuring costs ($66 million and $69 million pre-tax, respectively) (2)	0.23	0.24		—
Transaction Costs ($3 million pre-tax) (3)	0.01	—		—
Separation-related items ($2 million pre-tax, respectively) (4)	—	0.01		—
European regulatory initiative-related costs ($23 million pre-tax, respectively) (5)	—	0.08		—
Product, litigation, and other items ($102 million and $14 million pre-tax, respectively) (6)	0.35	0.05		—
Tax impact of specified items and other tax related (($71) million and $24 million, respectively)	(0.24)	0.08		—
Adjusted Diluted Earnings per Share	$3.43	$2.68	$0.75	$0.01	$0.74	28.0%	27.6%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs recorded to Integration, restructuring and transaction expense incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended December 31, 2024 reflects a charge of $22 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, and charges of $29 million to Other operating expense, net, related to various legal matters.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION

	Full Year FY 2024	Full Year FY 2025 Outlook
	($ in millions)	% Change	Revenues
BDX Reported Revenues	$20,178
Add: Revenue Adjustment Impact	67
Adjusted Revenues	$20,245

FY 2025 Reported Revenue Growth		+7.9% to +8.4%
Revenue Adjustment Impact		~+35 basis points
Illustrative Foreign Currency (FX) Impact		(~125) basis points
FY 2025 Revenue Growth (adjusted) (FXN)		+8.8% to 9.3%
FY 2025 Inorganic Impact to Revenue Growth		~+475 basis points
FY 2025 Organic Revenue Growth (FXN)		+4.0% to +4.5%

Total FY 2025 Revenues			~$21.7 to $21.9 billion

Notes
- Revenue Adjustment Impact reflects the recognition of accruals resulting from developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
- Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2025 Outlook
	Full Year FY 2024 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.86
Purchase accounting adjustments ($1.503 billion pre-tax) (1)	5.16
Integration costs ($23 million pre-tax) (2)	0.08
Restructuring costs ($387 million pre-tax) (2)	1.33
Transaction Costs ($48 million pre-tax) (3)	0.17
Financing Costs (($8) million pre-tax) (3)	(0.03)
Separation-related items ($13 million pre-tax) (4)	0.05
European regulatory initiative-related costs ($104 million pre-tax) (5)	0.36
Product, litigation, and other items ($346 million pre-tax) (6)	1.19
Tax impact of specified items and other tax related (($297) million)	(1.02)
Adjusted Diluted Earnings per Share	$13.14	$14.30 to $14.60
Reported % Change		+8.8% to +11.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the Advanced Patient Monitoring acquisition. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year, and charges of $38 million to Cost of products sold to record or adjust future costs for product remediation efforts. The amount in 2024 also reflects charges to Other operating expense (income), net related to legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.